Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our firm under the heading "Experts" in the prospectus documents related to this Registration Statement on Form S-8 of Worldtex, Inc. (the "Company") with respect to 750,000 shares of the Company's common stock issuable under the Company's 1992 Stock Incentive Plan and upon exercise of an employee stock option.


                                        /s/ Deloitte &Touche LLP


Hickory, North Carolina
December 15, 1998